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                                                                   Exhibit 10.31

                          HOUSTON STREET EXCHANGE, INC.

               AMENDED AND RESTATED STOCKHOLDERS' VOTING AGREEMENT

     This Amended and Restated Stockholders' Voting Agreement (this "Agreement") dated as of March 6, 2000 is entered into by and among the persons and entities listed on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers") and BayCorp Holdings, Ltd., a Delaware corporation ("BayCorp"). The Purchasers and BayCorp are sometimes referred to in this Agreement individually as a "Stockholder" and collectively as the "Stockholders."

                                    RECITALS:

     A. BayCorp owns 10,000,000 shares of the Common Stock, par value $.01 per share ("Common Stock"), of Houston Street Exchange, Inc., a Delaware corporation (the "Company");

     B. Omega Advisors, Inc., Elliott Associates, L.P. and Equiva Trading Company (collectively, the "Original Purchasers") purchased certain shares of Series A Convertible Preferred Stock of the Company pursuant to the Series A Convertible Preferred Stock Purchase Agreement dated as of February 2, 2000 (the "Series A Preferred Stock Purchase Agreement");

     C. Equiva Trading Company, a Delaware general partnership ("Equiva"), purchased 4,814,815 shares of Common Stock of the Company pursuant to the Common Stock Purchase Agreement dated as of February 2, 2000 (the "Common Stock Purchase Agreement"). Equiva is also a Purchaser under the Series A Preferred Stock Purchase Agreement;

     D. The Purchasers and BayCorp wish to provide for their continuing representation on the Board of Directors of the Company (the "Board") in the manner set forth below;

     E. BayCorp and the Original Purchasers entered into that certain Stockholders' Voting Agreement as of February 2, 2000 (the "Original Agreement"); and

     F. BayCorp and the Purchasers desire to amend and restate the Original Agreement to provide for representation of Williams Energy Marketing & Trading Company on the Board of Directors of the Company.


     In consideration of the mutual covenants contained herein and the consummation of the sale and purchase of shares of Series A Convertible Preferred Stock of the Company pursuant to the Series A Preferred Stock Purchase Agreement, and in the case of Equiva, shares of Common Stock of the Company pursuant to the Common Stock Purchase Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


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     1.   VOTING OF SHARES.

          (a) In any and all elections of the Board (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote or cause to be voted all Shares (as defined in Section 2 below) owned by him, her or it, or over which he, she or it has voting control, and otherwise use his, her or its respective best efforts, in order to cause:

               (i) the authorized number of directors on the Board to be established at between five and eight directors, such number as required to implement the provisions of clauses (ii) and (iii) below;

               (ii) the election to the Board of:

                    (A) one member designated by Omega Advisors, Inc. - initially, this member shall be Lawrence M. Robbins;

                    (B) one member designated by Elliott Associates, L.P. - initially, this member shall be Michael R. Latina;

                    (C) one member designated by Equiva - initially, this member shall be Ronald Andrews;

                    (D) one member who serves as the Company's Chief Executive Officer - initially, this member shall be Frank W. Getman Jr.;

                    (E) one member designated by Williams Energy Marketing & Trading Company ("Williams"); and

                    (F) subject to clause (iii) below, up to two additional directors nominated by a majority of the five directors identified in clauses
(A) through (E) above, such additional directors shall be unaffiliated with Omega Advisors, Inc., Elliott Associates, L.P., Equiva, Williams, BayCorp and the Company (except for his or her service as a director of the Company) and may or may not have an equity interest in the Company;

               (iii) the election to the Board of one additional member designated by Equiva, provided that this clause (iii) shall apply only if, on the record date for voting by stockholders of the Company to elect directors of the Company:

                    (A) an additional director has been nominated for election to the Board pursuant to Section 1(a)(ii)(F) above;

                    (B) Equiva holds 20% or more of the voting power of the Company (giving effect to the conversion into Common Stock of all securities convertible thereinto);

                    (C) Equiva has not already elected to the Board one additional member pursuant to this Section (iii); and


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               (iv) in the event that any director designated hereunder for any reason ceases to serve as a director of the Board during his or her term of office, the resulting vacancy on the Board to be filled by a director designated as provided in clause (ii) above by the person or entity entitled to designate such director under clause (ii) above or, in the case of the additional member designated by Equiva pursuant to clause (iii) above, by Equiva.

          (b) Each Stockholder shall vote to remove from the Board (with or without cause) any director at the written request of the person or entity entitled to designate such director under clause (ii) above or in the case of the additional member designated by Equiva pursuant to clause (iii) above, by Equiva, but only upon such written request and under no other circumstances. However, nothing contained herein shall limit the Board's ability to remove a director for bad faith or willful misconduct.

     2. SHARES. "Shares" shall mean and include any and all shares of Common Stock and/or shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default) and shall include any such shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation stock splits and stock dividends.

     3. TERMINATION. This Agreement shall terminate in its entirety on the earliest of (a) the tenth anniversary of the date of this Agreement, (b) the closing of the Company's initial firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), resulting in at least $25 million of gross proceeds to the Company at a minimum price to the public of $9.50 per share (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and other similar events) or (c) the sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise.

     4. NO REVOCATION. The voting agreements contained herein are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Section 7(e) hereof. Nothing in this
Section 4 shall be construed as limiting the provisions of Section 3 or 7(e) hereof.

     5. RESTRICTIVE LEGEND. All certificates representing Shares owned or hereafter acquired by the Stockholders or any transferee of the Stockholders bound by this Agreement shall have affixed thereto a legend substantially in the following form:

          "The shares of stock represented by this certificate are subject to certain voting agreements as set forth in a Stockholders' Voting Agreement, as amended from time to time, by and among the registered owner of this certificate, the Company and certain other stockholders of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company."

     The Company shall remove the foregoing legend from the certificates, at the request of the holder thereof, upon the termination of this Agreement pursuant to Section 3.


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     6.   TRANSFERS OF RIGHTS. Any transferee to whom Shares are transferred by a Stockholder, whether voluntarily or by operation of law, shall have all rights and obligations of the transferor under this Agreement, to the same extent as if such transferee were a Stockholder hereunder and no Stockholder shall transfer any Shares unless the transferee agrees in writing to be bound by this Agreement. In the event the Shares of a Stockholder are held by more than one transferee, the transferees' rights shall be exercised, as a group, by the actions of the holders of a majority of the voting power of the Shares held by those transferees.

     7.   GENERAL.

          (a) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (b) SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Stockholder shall be entitled to specific performance of the agreements and obligations of the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

          (d) NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient at his or its address as set forth in the Series A Preferred Stock Purchase Agreement.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

          (e) COMPLETE AGREEMENT. This Agreement, the Series A Preferred Stock Purchase Agreement, the Common Stock Purchase Agreement (with respect to Equiva and the Company), the Investor Rights Agreement and the Right of First Refusal and Co-Sale Agreement, each of even date herewith, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter.

          (f) AMENDMENTS. No amendment, modification or termination of, or waiver under, any provision of this Agreement shall be valid unless in writing and signed by BayCorp


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and by Purchasers holding a majority of the voting power of the Shares then held by all of the Purchasers (giving effect to the conversion into Common Stock of all securities convertible thereinto), provided that this Agreement may be amended with the consent of less than all of the Purchasers only in a manner which affects all Purchasers in the same fashion, and any such amendment, modification, termination or waiver shall be binding on all parties hereto; provided that the consent of a party shall not be required for any waiver under any provision of this Agreement if such party is not adversely affected thereby; and provided that in addition to the foregoing requirements, no amendment, modification or termination of, or waiver under, this Agreement shall be valid unless in writing and signed by:

               (i) Omega Advisors, Inc., if such amendment, modification, termination or waiver amends, modifies, terminates or waives Sections 1(a)(i) or 1(a)(ii)(A) above;

               (ii) Elliott Associates, L.P., if such amendment, modification, termination or waiver amends, modifies, terminates or waives Sections 1(a)(i) or 1(a)(ii)(B) above; and

               (iii) Equiva, if such amendment, modification, termination or waiver amends, modifies, terminates or waives Sections 1(a)(i), 1(a)(ii)(C) or 1(a)(iii) above.

          (g) PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (h) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

          (i) SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.


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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                    [Use common/shared signature block file]


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     By its authorized signature below, Houston Street Exchange, Inc. hereby agrees to be bound by the provisions of Section 5 of this Amended and Restated Stockholders' Voting Agreement dated March 6, 2000.


                                        HOUSTON STREET EXCHANGE, INC.


                                        By: /s/ Frank W. Getman Jr.
                                            -----------------------
                                                Frank W. Getman Jr.
                                                President and Chief Executive
                                                  Officer


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                                    EXHIBIT A

                                   PURCHASERS

1.   Omega Advisors, Inc.

2.   Elliott Associates, L.P.

3.   Equiva Trading Company

4.   Bowstreet.com, Inc.

5.   Michael A. Desrochers

6.   Barrett McDevitt

7.   Peter L. Getman

8.   Sapient Corporation

9.   Williams Energy Marketing & Trading Company

10.  James S. Gordon


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